Exhibit 99.1

Antero Midstream Partners LP Announces Third Quarter 2015 Results

Denver, Colorado, October 28, 2015—Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream” or the “Partnership”) today released its third quarter 2015 financial and operating results.  The relevant financial statements are included in Antero Midstream’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which has been filed with the Securities and Exchange Commission.

Highlights for the Third Quarter of 2015:

•                  Adjusted EBITDA of $55.4 million, a 194% increase compared to the prior year quarter

•                  Distributable cash flow of $50.1 million resulting in DCF coverage of 1.38x

•                  Increased quarterly cash distribution to $0.205 per unit ($0.82/unit annualized), an 8% increase compared to the second quarter 2015 distribution and 21% increase over the minimum quarterly distribution

•                  Low pressure gathering volumes averaged 1,038 MMcf/d, a 95% increase compared to the prior year quarter and a 8% increase sequentially

•                  High pressure gathering volumes averaged 1,216 MMcf/d, a 129% increase compared to the prior year quarter and a 2% increase sequentially

•                  Compression volumes averaged 435 MMcf/d, a 275% increase compared to the prior year quarter and a 4% decrease sequentially

•                  Completed $1.05 billion acquisition of water business from Antero Resources

•                  Strong liquidity position of $1.0 billion

Recent Developments

Distribution for the Third Quarter of 2015

The Board of Directors of Antero Resources Midstream Management LLC, the general partner of the Partnership, declared a cash distribution of $0.205 per unit ($0.82 per unit annualized) for the third quarter of 2015.  The distribution represents an 8% increase quarter-over-quarter and the Partnership’s third consecutive quarterly distribution increase since its initial public offering in November 2014.  The distribution will be payable on November 30, 2015 to unitholders of record as of November 11, 2015.

Water Business Acquisition Closed

On September 24, 2015, the Partnership announced the completion of the $1.05 billion water business acquisition from Antero Resources Corporation (“Antero Resources”).  In connection with the transaction, the Partnership paid Antero Resources $552 million in cash and issued 23,886,421 common units.  The net proceeds of $242 million from the Partnership’s private placement of 12,898,000 common units were also paid to Antero Resources and the 23,886,421 of common units initially issued to Antero Resources were reduced by the 12,898,000 common units issued in the private placement, reducing the common units issued to Antero Resources to 10,998,421.

Third Quarter 2015 Financial Results

The following reflects results for Antero Midstream for the three and nine months ended September 30, 2015, and predecessor results for the three and nine months ended September 30, 2014. In addition, Antero Midstream’s recent acquisition of Antero Resources’ integrated water business was accounted for as a transfer of entities under common control.  As a result, the Partnership recast its condensed combined consolidated financial statements to retrospectively reflect the integrated water business as if the assets and liabilities were owned for all past periods presented.  Beginning in the third quarter of 2015, and as a result of the acquisition, Antero Midstream will report its results through two business segments, Gathering and Compression and Water Handling.  To facilitate comparison and discussion for third quarter 2015 distributable cash flow the results below are only for the Gathering and Compression segment operations.  For a reconciliation of net income to Adjusted EBITDA and distributable cash flow, please read “Non-GAAP Financial Measures.”  For operating results associated with the Water Handling segment and its contribution to the recast condensed combined consolidated financial statements contained in Antero Midstream’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, please read “Non-GAAP Financial Measures.”

Low pressure gathering volumes for the third quarter of 2015 averaged 1,038 MMcf/d, a 95% increase from the third quarter of 2014 and an 8% increase from the second quarter of 2015.  High pressure gathering volumes for the third quarter of 2015 averaged 1,216 MMcf/d, a 129% increase from the third quarter of 2014 and a 2% increase from the second quarter of 2015.  Compression volumes for the third quarter of 2015 averaged 435 MMcf/d, a 275% increase from the third quarter of 2014 and a 4% decrease from the second quarter of 2015.  Condensate gathering volumes averaged 2,856 Bbl/d during the quarter, a 143% increase from the third quarter of 2014 and in line with the second quarter of 2015.  Volumetric growth was driven by production growth from Antero Resources.

	Three months ended September 30,		%	Nine months ended September 30,		%
	2014	2015	Change	2014	2015	Change
Average Daily Throughput:
Low pressure gathering (MMcf/d)	531	1,038	95%	417	980	135%
High pressure gathering (MMcf/d)	531	1,216	129%	309	1,183	283%
Compression (MMcf/d)	116	435	275%	65	416	540%
Condensate gathering (Bbl/d)	1,174	2,856	143%	1,374	2,751	100%

Gathering and Compression revenue for the third quarter of 2015 was $59.3 million as compared to $26.3 million for the prior year quarter, driven primarily by increased throughput volumes across Antero Midstream’s systems.  Gathering and Compression direct operating expenses were a $3.2 million credit, driven by an $8.4 million reduction in the estimated property tax liability accrued for in prior periods and a slight decrease in other operating expenses during the quarter.  Gathering and Compression general and administrative expenses totaled $11.3 million, including $4.2 million of non-cash equity-based compensation.  Total cash and non-cash operating expenses were $23.2 million, including $15.1 million of depreciation.

Adjusted EBITDA of $55.4 million for the third quarter of 2015 was 194% higher than the prior year quarter, due to increased throughput and associated revenue.  Gathering and Compression cash interest expense was $1.0 million and maintenance capital expenditures totaled $4.2 million, resulting in distributable cash flow (“DCF”) of $50.1 million.

	Three months ended			Nine months ended
	September 30,			September 30,
	2014	2015		2014	2015
Reconciliation of Net Income to Adjusted EBITDA and DCF (Dollars in thousands):
Net income	$34,290	$42,648		$71,977	$110,097
Add:
Interest expense	2,455	2,044		4,121	5,266
Less:
Pre-water acquisition net income attributed to parent	(29,211)	(7,841)		(66,859)	(40,193)
Pre-water acquisition interest expense attributed to parent	(522)	(770)		(988)	(2,326)
Pre-water acquisition operating income attributed to parent	(29,733)	(8,611)		(67,847)	(42,519)
Operating income - attributable to partnership	$7,012	$36,081		$8,251	$72,844

Add:
Depreciation expense - attributable to Partnership	10,227	15,076		24,991	44,748
Equity-based compensation expense - attributable to Partnership	1,562	4,205		5,365	14,218
Adjusted EBITDA	$18,801	$55,362		$38,607	$131,810
Less:
Cash interest paid - attributable to Partnership		(1,038)			(2,215)
Maintenance capital expenditures		(4,214)			(10,001)
Distributable cash flow		$50,110			$119,594

Total distributions declared		$36,333			$92,529

DCF coverage ratio		1.38	x		1.29	x

Financial Guidance

As previously disclosed, Antero Midstream expects to generate Adjusted EBITDA of $180 million to $190 million and distributable cash flow of $160 million to $170 million during the year ending December 31, 2015, while delivering year over year distribution growth of 28% to 30%.  Financial guidance assumes contribution from the water business subsequent to the acquisition.

Antero Midstream Financial Guidance	Year Ending December 31, 2015

Adjusted EBITDA ($MM)	$180 – $190
Distributable Cash Flow ($MM)	$160 – $170
Year Over Year Distribution Growth(1)	28% – 30%
DCF Coverage Ratio	> 1.2x

Low Pressure Gathering Capital ($MM)	$90 – $95
High Pressure Gathering Capital ($MM)	$70 – $75
Compression Capital ($MM)	$165 – $170
Condensate Gathering Capital ($MM)	$5 – $5
Water Handling & Treatment Capital ($MM)	$80 – $90
Maintenance Capital ($MM)	$15 – $15
Total Antero Midstream Capital Budget ($MM)	$425 – $450

(1)         Year over year distribution growth reflects the expected distribution in the fourth quarter of 2015 vs. the minimum quarterly distribution (“MQD”) of $0.17/unit (not full year 2015 distributions vs. the annualized MQD)

Third Quarter 2015 Capital Spending

During the three months ended September 30, 2015, capital expenditures associated with the Gathering and Compression segment totaled $83 million, including $55 million invested in the Marcellus and $28 million invested in the Utica.  Gathering and Compression capital expenditures were primarily related to the build-out of midstream infrastructure to support Antero Resources’ development program.  Additionally, Antero Midstream invested $29 million in the acquired water delivery assets during the quarter(2).  Antero Midstream expects to fund the remaining 2015 capital expenditures including those for its new Water Handling segment with borrowings under its credit facility.

Balance Sheet and Liquidity

As of September 30, 2015, Antero Midstream had $18 million of cash on its balance sheet and $525 million drawn on its $1.5 billion revolving credit facility, resulting in $1.0 billion of available liquidity.

Conference Call

Antero Midstream will hold a call on Thursday, October 29, 2015 at 10:00 am MT to discuss the results.  A brief Q&A session for security analysts will immediately follow the discussion of the results.  To participate in the call, dial in at 888-347-8204 (U.S.), 855-669-9657 (Canada), or 412-902-4229 (International) and reference “Antero Midstream”.  A telephone replay of the call will be available until Friday, November 6, 2015 at 10:00 am MT at 877-870-5176 (U.S.) or 858-384-5517 (International) using the passcode 10072157.

To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream’s website at www.anteromidstream.com.  The webcast will be archived for replay on the Partnership’s website until Friday, November 6, 2015 at 10:00 am MT.

(2)         Capital expenditure referenced does not include water handling capital invested by Antero Resources prior to the closing date of the drop down transaction.

Presentation

An updated presentation will be posted to the Partnership’s website before the October 29, 2015 conference call.  The presentation can be found at www.anteromidstream.com on the homepage.  Information on the Partnership’s website does not constitute a portion of this press release.

Non-GAAP Financial Measures

As used in this news release, Adjusted EBITDA means net income plus interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash equity-based compensation expense, less pre-acquisition income and expenses attributable to the parent.  As used in this news release, distributable cash flow means Adjusted EBITDA less cash interest paid and maintenance capital expenditures, during the period, excluding pre-acquisition amounts attributable to the parent.  Distributable cash flow should not be viewed as indicative of the actual amount of cash that the Partnership has available for distributions from operating surplus or that the Partnership plans to distribute.  Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•        the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•        the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;

•        the Partnership’s ability to incur and service debt and fund capital expenditures; and

•        the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that Adjusted EBITDA and distributable cash flow provide useful information to investors in assessing the Partnership’s results of operations.  Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some items that affect net income and net cash provided by operating activities.  Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, the Partnership’s definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility.

The partnership does not provide financial guidance for projected net income or changes in working capital, and, therefore, is unable to provide a reconciliation of its Adjusted EBITDA and distributable cash flow projections to net income, operating income, or net cash flow provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

The following table represents a reconciliation of our Adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures for the periods presented (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow:
Net income	$34,290	$42,648	$71,977	$110,097
Add:
Interest expense	2,455	2,044	4,121	5,266
Less:
Pre-water acquisition net income attributed to parent	(29,211)	(7,841)	(66,859)	(40,193)
Pre-water acquisition interest expense attributed to parent	(522)	(770)	(988)	(2,326)
Pre-water acquisition operating income attributed to parent	(29,733)	(8,611)	(67,847)	(42,519)
Operating income - attributable to Partnership	$7,012	$36,081	$8,251	$72,844
Add:
Depreciation expense - attributable to Partnership	10,227	15,076	24,991	44,748
Equity-based compensation expense - attributable to Partnership	1,562	4,205	5,365	14,218
Adjusted EBITDA	$18,801	$55,362	$38,607	$131,810

Less:
Cash interest paid - attributable to Partnership		(1,038)		(2,215)
Maintenance capital expenditures attributable to Partnership		(4,214)		(10,001)
Distributable cash flow		$50,110		$119,594

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities:
Adjusted EBITDA	$18,801	$55,362	$38,607	$131,810
Add:
Pre-water acquisition net income attributed to parent	29,211	7,841	66,859	40,193
Pre-water acquisition depreciation expense attributed to parent	4,390	6,485	10,748	18,767
Pre-water acquisition equity based compensation expense attributed to parent	549	1,079	2,027	3,445
Pre-water acquisition interest expense attributed to parent	522	770	988	2,326
Amortization of deferred financing costs attributed to parent	—	285	—	774
Less:
Interest expense	(2,455)	(2,044)	(4,121)	(5,266)
Changes in operating assets and liabilities	(8,258)	(15,311)	(12,612)	7,510
Net cash provided by operating activities	$42,760	$54,467	$102,496	$199,559

Summarized financial information for the Gathering and Compression and Water Handling segments is shown for the periods indicated below:

	Gathering and	Water	Consolidated
	Compression	Handling	Total
Three months ended September 30, 2014
Revenues:
Revenue - affiliate	$26,282	$42,631	$68,913
Revenue - third-party	—	2,671	2,671
Total revenues	26,282	45,302	71,584

Operating expenses:
Direct operating	3,525	9,054	12,579
General and administrative (before equity-based compensation)	3,956	1,576	5,532
Equity-based compensation	1,562	549	2,111
Depreciation	10,227	4,390	14,617
Total	19,270	15,569	34,839
Operating income	$7,012	$29,733	$36,745

Three months ended September 30, 2015
Revenues:
Revenue - affiliate	$59,220	$21,819	$81,039
Revenue - third-party	38	627	665
Total revenues	59,258	22,446	81,704

Operating expenses:
Direct operating	(3,164)	4,773	1,609
General and administrative (before equity-based compensation)	7,060	1,498	8,558
Equity-based compensation	4,205	1,079	5,284
Depreciation	15,076	6,485	21,561
Total	23,177	13,835	37,012
Operating income	$36,081	$8,611	$44,692

	Gathering and	Water	Consolidated
	Compression	Handling	Total
Nine months ended September 30, 2014
Revenues:
Revenue - affiliate	$54,978	$107,907	$162,885
Revenue - third-party	—	2,671	2,671
Total revenues	54,978	110,578	165,556

Operating expenses:
Direct operating	6,661	25,871	32,532
General and administrative (before equity-based compensation)	9,710	4,085	13,795
Equity-based compensation	5,365	2,027	7,392
Depreciation	24,991	10,748	35,739
Total	46,727	42,731	89,458
Operating income	$8,251	$67,847	$76,098

Nine months ended September 30, 2015
Revenues:
Revenue - affiliate	$168,056	$86,759	$254,815
Revenue - third-party	38	778	816
Total revenues	168,094	87,537	255,631

Operating expenses:
Direct operating	19,817	19,013	38,830
General and administrative (before equity-based compensation)	16,467	3,793	20,260
Equity-based compensation	14,218	3,445	17,663
Depreciation	44,748	18,767	63,515
Total	95,250	45,018	140,268
Operating income	$72,844	$42,519	$115,363

Antero Midstream Partners LP is a limited partnership that owns, operates and develops midstream gathering and compression assets located in West Virginia, Ohio and Pennsylvania, as well as integrated water assets that primarily service Antero Resources’ production located in the Appalachian Basin in West Virginia and Ohio.

This release includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control.  All statements, other than historical facts included in this release, are forward-looking statements.  All forward-looking statements speak only as of the date of this release.  Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements.

The Partnership cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the gathering and compression and water handling business. These risks include, but are not limited to, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014 and “Item 1A. Risk Factors” in Antero Midstream’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015.

For more information, contact Michael Kennedy — VP Finance, at (303) 357-6782 or mkennedy@anteroresources.com.

ANTERO MIDSTREAM PARTNERS LP

Condensed Combined Consolidated Balance Sheets

December 31, 2014, and September 30, 2015

(Unaudited)

(In thousands, except unit counts)

	December 31,	September 30,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$230,192	$17,510
Accounts receivable—affiliate	31,563	42,188
Accounts receivable—third party	5,574	664
Prepaid expenses	518	62
Total current assets	267,847	60,424
Property and equipment:
Gathering and compressions systems	1,180,707	1,431,850
Water handling systems	421,012	517,518
Less accumulated depreciation	(70,124)	(134,469)
Property and equipment, net	1,531,595	1,814,899
Other assets, net	17,168	7,468
Total assets	$1,816,610	$1,882,791

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	$13,021	$22,668
Accounts payable—affiliate	1,380	3,560
Accrued capital expenditures	49,974	62,679
Accrued ad valorem tax	5,862	5,924
Accrued liabilities	9,254	7,919
Other current liabilities	357	131
Total current liabilities	79,848	102,881
Long-term liabilities
Long-term debt	115,000	525,000
Contingent acquisition consideration	—	174,716
Other	859	514
Total liabilities	195,707	803,111
Contingencies
Partners’ capital:
Common units - public (58,922,054 units issued and outstanding)	1,090,037	1,334,265
Common units - Antero (40,929,378 units issued and outstanding)	71,665	45,721
Subordinated units (75,940,957 units issued and outstanding)	180,757	(300,601)
General partner	—	295
Total partners’ capital	1,342,459	1,079,680
Parent net investment	278,444	—
Total capital	1,620,903	1,079,680
Total liabilities and partners’ capital	$1,816,610	$1,882,791

ANTERO MIDSTREAM PARTNERS LP

Three Months Ended September 30, 2014, and 2015

Condensed Combined Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(In thousands, except unit counts and per unit amounts)

	2014	2015

Revenue:
Gathering and compression—affiliate	$26,282	$59,220
Water handling—affiliate	42,631	21,819
Gathering and compression—third party	—	38
Water handling—third party	2,671	627
Total revenue	71,584	81,704
Operating expenses:
Direct operating	12,579	1,609
General and administrative (including $2,111 and $5,284 of equity-based compensation in 2014 and 2015, respectively)	7,643	13,842
Depreciation	14,617	21,561
Total operating expenses	34,839	37,012
Operating income	36,745	44,692
Interest expense	2,455	2,044
Net income and comprehensive income	$34,290	$42,648

Less pre-water acquisition net income attributed to parent		(7,841)
Less general partner’s interest in net income		(295)
Limited partners’ interest in net income		$34,512
Net income per limited partner unit:
Basic:
Common units		$0.23
Subordinated units		$0.22
Diluted:
Common units		$0.23
Subordinated units		$0.22
Weighted average number of limited partner units outstanding:
Basic:
Common units		78,018,037
Subordinated units		75,940,957
Diluted:
Common units		78,034,156
Subordinated units		75,940,957

ANTERO MIDSTREAM PARTNERS LP

Condensed Combined Consolidated Statements of Operations and Comprehensive Income

Nine Months Ended September 30, 2014, and 2015

(Unaudited)

(In thousands, except unit counts and per unit amounts)

	2014	2015

Revenue:
Gathering and compression—affiliate	$54,978	$168,056
Water handling—affiliate	107,907	86,759
Gathering and compression—third party	—	38
Water handling—third party	2,671	778
Total revenue	165,556	255,631
Operating expenses:
Direct operating	32,532	38,830
General and administrative (including $7,392 and $17,663 of equity-based compensation in 2014 and 2015, respectively)	21,187	37,923
Depreciation	35,739	63,515
Total operating expenses	89,458	140,268
Operating income	76,098	115,363
Interest expense	4,121	5,266
Net income and comprehensive income	$71,977	$110,097

Less pre-water acquisition net income attributed to parent		(40,193)
Less general partner’s interest in net income		(295)
Limited partners’ interest in net income		$69,609
Net income per limited partner unit:
Basic:
Common units		$0.46
Subordinated units		$0.45
Diluted:
Common units		$0.46
Subordinated units		$0.45
Weighted average number of limited partner units outstanding:
Basic:
Common units		76,640,925
Subordinated units		75,940,957
Diluted:
Common units		76,657,439
Subordinated units		75,940,957

ANTERO MIDSTREAM PARTNERS LP

Condensed Combined Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2014, and 2015

(Unaudited)

(In thousands)

	2014	2015
Cash flows provided by operating activities:
Net income	$71,977	$110,097
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	35,739	63,515
Equity-based compensation	7,392	17,663
Amortization of deferred financing costs	—	774
Changes in assets and liabilities:
Accounts receivable—affiliate	(20,715)	1,963
Accounts receivable—third party	(860)	4,910
Prepaid expenses	(16)	457
Accounts payable	1,750	673
Accounts payable—affiliate	—	781
Accrued ad valorem tax	3,376	62
Accrued liabilities	3,853	(1,336)
Net cash provided by operating activities	102,496	199,559
Cash flows used in investing activities:
Additions to gathering and compression systems	(428,036)	(282,826)
Additions to water handling systems	(159,097)	(53,086)
Acquired water handling assets	—	(28,560)
Change in working capital of affiliate related to property and equipment	—	40,277
Change in other assets	(6,761)	10,883
Net cash used in investing activities	(593,894)	(313,312)
Cash flows provided by (used in) financing activities:
Deemed distribution from parent, net	(5,491)	(43,723)
Water Acquisition	—	(633,457)
Distributions to unitholders	—	(70,519)
Proceeds from issuance of common units to public, net	—	240,972
Borrowings on credit facilities, net	500,000	410,000
Payments of deferred financing costs	—	(1,956)
Other	(330)	(246)
Payments of IPO related costs	(2,781)	—
Net cash provided by (used in) financing activities	491,398	(98,929)
Net decrease in cash and cash equivalents	—	(212,682)
Cash and cash equivalents, beginning of period	—	230,192
Cash and cash equivalents, end of period	$—	$17,510
Supplemental disclosure of cash flow information:
Cash paid during the period for interest and commitment fees	$3,586	$4,725
Supplemental disclosure of noncash investing activities:
Increase in accrued capital expenditures and accounts payable for property and equipment	$76,384	$21,962

The following table sets forth selected operating data for the three months ended September 30, 2014 compared to the three months ended September 30, 2015:

	Three months ended September 30,		Amount of	Percentage
	2014	2015	Increase (Decrease)	Change
	($ in thousands, except average realized fees)
Revenue:
Revenue - affiliate	$68,913	$81,039	$12,126	18%
Revenue - third-party	2,671	665	(2,006)	(75)%
Total revenues	71,584	81,704	10,120	14%
Operating expenses:
Direct operating	12,579	1,609	(10,970)	(87)%
General and administrative (before equity-based compensation)	5,532	8,558	3,026	55%
Equity-based compensation expense	2,111	5,284	3,173	150%
Depreciation	14,617	21,561	6,944	48%
Total operating expenses	34,839	37,012	2,173	6%
Operating income	36,745	44,692	7,947	22%
Interest expense	2,455	2,044	(411)	(17)%
Net income	$34,290	$42,648	$8,358	24%
Adjusted EBITDA	$53,473	$71,537	$18,064	34%
Operating Data:
Gathering—low pressure (MMcf)	48,893	95,471	46,578	95%
Gathering—high pressure (MMcf)	48,877	111,896	63,019	129%
Compression (MMcf)	10,715	40,063	29,348	274%
Condensate gathering (MBbl)	108	263	155	144%
Fresh water distribution (MBbl)	12,865	6,168	(6,697)	(52)%
Wells serviced by water distribution	53	28	(25)	(47)%
Gathering—low pressure (MMcf/d)	531	1,038	507	95%
Gathering—high pressure (MMcf/d)	531	1,216	685	129%
Compression (MMcf/d)	116	435	319	275%
Condensate gathering (MBbl/d)	1	3	2	200%
Fresh water distribution (MBbl/d)	140	67	(73)	(52)%
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.31	$0.31	$0.00	2%
Average gathering—high pressure fee - affiliate ($/Mcf)	$0.18	$0.19	$0.01	2%
Average compression fee ($/Mcf)	$0.18	$0.19	$0.01	2%
Average gathering—condensate fee ($/Bbl)	$4.08	$4.16	$0.08	2%
Average fresh water distribution fee - affiliate ($/Bbl)	$3.56	$3.62	$0.06	2%
Average fresh water distribution fee - third party ($/Bbl)	$3.00	$4.75	$1.75	58%

The following table sets forth selected operating data for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2015:

			Amount of
	Nine months ended September 30,		Increase	Percentage
	2014	2015	(Decrease)	Change
	($ in thousands, except average realized fees)
Revenue:
Revenue - affiliate	$162,885	$254,815	$91,930	56%
Revenue - third-party	2,671	816	(1,855)	(69)%
Total revenue	165,556	255,631	90,075	54%
Operating expenses:
Direct operating	32,532	38,830	6,298	19%
General and administrative (before equity-based compensation)	13,795	20,260	6,465	47%
Equity-based compensation expense	7,392	17,663	10,271	139%
Depreciation	35,739	63,515	27,776	78%
Total operating expenses	89,458	140,268	50,810	57%
Operating income	76,098	115,363	39,265	52%
Interest expense	4,121	5,266	1,145	28%
Net income	$71,977	$110,097	$38,120	53%
Adjusted EBITDA	$119,229	$196,541	$77,312	65%
Operating Data:
Gathering—low pressure (MMcf)	113,828	267,442	153,614	135%
Gathering—high pressure (MMcf)	84,401	322,930	238,529	284%
Compression (MMcf)	17,710	113,583	95,873	541%
Condensate gathering (MBbl)	375	751	376	100%
Fresh water distribution (MBbl)	31,201	24,034	(7,167)	(23)%
Wells serviced by water distribution	137	89	(48)	(35)%
Gathering—low pressure (MMcf/d)	417	980	563	135%
Gathering—high pressure (MMcf/d)	309	1,183	874	283%
Compression (MMcf/d)	65	416	351	540%
Condensate gathering (MBbl/d)	1	3	2	200%
Fresh water distribution (MBbl/d)	114	88	(26)	(23)%
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.31	$0.31	$0.00	2%
Average gathering—high pressure fee ($/Mcf)	$0.18	$0.19	$0.01	2%
Average compression fee ($/Mcf)	$0.18	$0.19	$0.01	2%
Average gathering—condensate fee ($/Bbl)	$4.08	$4.16	$0.08	2%
Average fresh water distribution fee - affiliate ($/Bbl)	$3.56	$3.63	$0.07	2%
Average fresh water distribution fee - third party ($/Bbl)	$3.00	$4.75	$1.75	58%